EXHIBIT (j)(3)






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                         CONSENT OF INDEPENDENT AUDITORS
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We consent to the references to our firm under the captions "Financial
Highlights" in the Prospectuses and "Administrator; Custodian; Counsel; and Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated November 3, 2000 in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of First American Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 38 under the Securities Act of 1933 (Registration No. 2-74747) and Amendment No. 38 under the Investment Company Act of 1940 (Registration No. 811-3313).




                                                           /s/Ernst & Young LLP


Minneapolis, Minnesota
September 18, 2001